Exhibit 21

Subsidiaries of the Registrant

The following are subsidiaries of ML & Co. as of December 28, 2007 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case ML & Co. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Entity

Merrill Lynch & Co., Inc.	Delaware
Merrill Lynch, Pierce, Fenner & Smith Incorporated[1]	Delaware
Merrill Lynch Life Agency Inc.[2]	Washington
Merrill Lynch Professional Clearing Corp.[3]	Delaware
ML Petrie Parkman Co., Inc.	Delaware
Merrill Lynch Capital Services, Inc.	Delaware
MLCI Holdings, Inc.	Delaware
Merrill Lynch Commodities, Inc.	Delaware
ML Energy Fund Management, LLC	Delaware
ML Energy Partners, LLC	Delaware
Merrill Lynch Government Securities Inc.	Delaware
Merrill Lynch Money Markets Inc.	Delaware
Merrill Lynch Bank & Trust Co., FSB	Federal
ML Private Finance LLC	Delaware
Merrill Lynch Mortgage and Investment Corporation[4]	Delaware
Merrill Lynch Community Development Company, LLC	New Jersey
Merrill Lynch Credit Corporation	Delaware
ML Mortgage Holdings Inc.	Delaware
FF Mortgage Corporation	Delaware
First Franklin Financial Corporation	Delaware
Home Loan Services, Inc.	Delaware
First Republic Investment Management, Inc.	New York
First Republic Preferred Capital Corporation	Nevada
First Republic Preferred Capital Corporation II	Nevada
First Republic Securities Company, LLC	Nevada
First Republic Wealth Advisors, LLC	Nevada
Merrill Lynch Group, Inc.	Delaware
Merrill Lynch Holdings (Mauritius)[5]	Mauritius
Apex Securities Company Limited	Thailand
Investor Protection Insurance Company	Vermont
Merrill Lynch Credit Reinsurance Limited	Bermuda
FAM Distributors, Inc.	Delaware
Merrill Lynch Investment Holdings (Mauritius) Limited[6]	Mauritius

1  Also conducts business under the name “Merrill Lynch & Co.”
2  Similarly named subsidiaries that engage in the sale of insurance and annuity products are incorporated in various other jurisdictions.
3  The preferred stock of the corporation is owned by an unaffiliated group of investors.
4  14.617% of this entity is held by Merrill Lynch Bank USA.
5  Partially held by another direct subsidiary of ML&Co.
6  Merrill Lynch Group, Inc. and Merrill Lynch International Incorporated each hold fifty percent of this entity.

Name	State or Jurisdiction of Entity

Merrill Lynch (Mauritius) Investments Limited	Mauritius
DSP Merrill Lynch Limited[7]	Mumbai, India
DSP Merrill Lynch Capital Limited	Mumbai, India
DSP Merrill Lynch Securities Trading Limited	Mumbai, India
DSP Merrill Lynch Trust Services Limited	Mumbai, India
ML Invest, Inc.	Delaware
Merrill Lynch Investment Managers Group Services Limited	England
Merrill Lynch Investment Managers (Finance) Limited	England
Merrill Lynch Investment Managers Holdings B.V.	Netherlands
Merrill Lynch Portfolio Managers Limited	England
Merrill Lynch Bank USA	Utah
Financial Data Services, Inc.	Florida
Merrill Lynch Business Financial Services Inc.	Delaware
Merrill Lynch Commercial Finance Corp.	Delaware
Merrill Lynch Utah Investment Corporation	Utah
MLBUSA Community Development Corp.	Delaware
MLBUSA Funding Corporation	Delaware
Merrill Lynch NJ Investment Corporation	New Jersey
Merrill Lynch Insurance Group, Inc.	Delaware
Merrill Lynch Insurance Group Services, Inc.	Delaware
Roszel Advisors, LLC	Delaware
Merrill Lynch European Asset Holdings Inc.	Delaware
Merrill Lynch Yatirim Bank A.S.	Turkey
Merrill Lynch Group Holdings Limited	Ireland
Merrill Lynch International Bank Limited[8]	Ireland
Majestic Acquisitions Limited	England
Mortgage Holdings Limited	England
Mortgages plc	England
Mortgages 1 Limited	England
Merrill Lynch Bank (Suisse) S.A.	Switzerland
Merrill Lynch Diversified Investments, LLC	Delaware
Merrill Lynch Credit Products, LLC	Delaware
Merrill Lynch Mortgage Capital Inc.	Delaware
Merrill Lynch Mortgage Lending, Inc.	Delaware
Wilshire Credit Corporation	Delaware
MLDP Holdings, Inc.	Delaware
Merrill Lynch Derivative Products AG	Switzerland
ML IBK Positions, Inc.	Delaware
Merrill Lynch PCG, Inc.	Delaware
Merrill Lynch Capital Corporation	Delaware
ML Leasing Equipment Corp.[9]	Delaware
Merrill Lynch Canada Holdings Company	Nova Scotia, Canada
Merrill Lynch Canada Finance Company[10]	Nova Scotia, Canada
Merrill Lynch & Co., Canada Ltd.	Ontario, Canada
Midland Walwyn Inc.[11]	Canada
Merrill Lynch Financial Assets Inc.	Canada

7   Partially held by another indirect subsidiary of ML&Co.
8   Held through several intermediate holding companies.
9   This corporation has 20 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of limited partnerships.
10  Held through several intermediate holding companies.
11  Partially held by Merrill Lynch Canada Holdings Company.

Name	State or Jurisdiction of Entity

Merrill Lynch Canada Inc.[12]	Canada
Merrill Lynch International Incorporated	Delaware
OOO Merrill Lynch Securities[13]	Russia
Merrill Lynch Futures Asia Limited	Taiwan
Merrill Lynch Reinsurance Solutions LTD	Bermuda
Merrill Lynch (Australasia) Pty. Ltd.	New South Wales, Australia
Merrill Lynch Finance (Australia) Pty Limited	Victoria, Australia
Merrill Lynch Markets (Australia) Pty Limited	New South Wales, Australia
Equity Margins Ltd.	Victoria, Australia
Merrill Lynch (Australia) Pty Ltd	New South Wales, Australia
Merrill Lynch Equities (Australia) Limited	Victoria, Australia
Merrill Lynch Private (Australia) Limited	New South Wales, Australia
Berndale Securities Limited	Victoria, Australia
Merrill Lynch (Australia) Nominees Pty. Limited	New South Wales, Australia
Merrill Lynch International (Australia) Limited	New South Wales, Australia
Merrill Lynch (Australia) Futures Limited	New South Wales, Australia
Merrill Lynch Japan Securities Co., Ltd.	Japan
Merrill Lynch Japan Finance Co., Ltd.	Japan
Merrill Lynch International Holdings Inc.	Delaware
Nihonbashi Loan Service Corporation	Japan
Nihonbashi Residential Mortgage Corporation	Japan
Merrill Lynch Singapore Commodities Pte. Ltd.	Singapore
Merrill Lynch France SAS	France
Merrill Lynch Capital Markets (France) SAS	France
Merrill Lynch, Pierce, Fenner & Smith SAS	France
Merrill Lynch Mexico, S.A. de C.V., Casa de Bolsa	Mexico
PT Merrill Lynch Indonesia[14]	Indonesia
Merrill Lynch HK Services Limited	Hong Kong
Merrill Lynch (Asia Pacific) Limited	Hong Kong
Merrill Lynch Far East Limited	Hong Kong
Merrill Lynch Futures (Hong Kong) Limited	Hong Kong
ML Cayman Holdings Inc.	Cayman Islands, British West Indies
Merrill Lynch International & Co. C.V.[15]	Netherlands Antilles
Merrill Lynch Bank and Trust Company (Cayman) Limited	Cayman Islands, British West Indies
Institucion Financiera Externa Merrill Lynch Bank Uruguay S.A.	Uruguay
Merrill Lynch Espanola Agencia de Valores S.A.	Spain
Merrill Lynch Capital Markets AG16	Switzerland

12  Held through several intermediate holding companies.
13  Partially held by another indirect subsidiary of Merrill Lynch International Incorporated.
14  Merrill Lynch International Holdings Inc. has an 80% stake in this entity through a joint venture.
15  Partially held by another indirect subsidiary of ML&Co.
16  Also conducts business under the names “Merrill Lynch Capital Markets S.A.” and “Merrill Lynch Capital Markets Ltd.”

Name	State or Jurisdiction of Entity

Merrill Lynch Europe PLC	England
Merrill Lynch, Pierce, Fenner & Smith Limited	England
Merrill Lynch Global Asset Management Limited	England
ML UK Capital Holdings[17]	England
Merrill Lynch International[18]	England
Merrill Lynch Europe Intermediate Holdings	England
Merrill Lynch Capital Markets Espana S.A., S.V.	Spain
Merrill Lynch Holdings Limited	England
Merrill Lynch Commodities (Europe) Holdings Limited	England
Merrill Lynch Commodities (Europe) Limited	England
Merrill Lynch Commodities (Europe) Trading Limited	England
Merrill Lynch Commodities GmbH	England
Merrill Lynch (Singapore) Pte. Ltd.[19]	Singapore
Merrill Lynch South Africa (Proprietary) Limited[20]	South Africa
Merrill Lynch Argentina S.A.[21]	Argentina
Merrill Lynch, Pierce, Fenner & Smith de Argentina	Argentina
Sociedad Anonima, Financiera, Mobiliaria y de Mandatos[22]
Banco Merrill Lynch de Investimentos S.A.[23]	Brazil
Merrill Lynch S.A. Corretora de Titulos e Valores Mobiliarios	Brazil
Merrill Lynch S.A.[24]	Luxembourg
Merrill Lynch Europe Ltd.	Cayman Islands, British West Indies
Herzog, Heine, Geduld, LLC	Delaware
Merrill Lynch Financial Markets, Inc.	Delaware
The Princeton Retirement Group , Inc.	Delaware

17  Held through several intermediate holding companies.
18  Partially held by another indirect subsidiary of ML&Co.
19  Held through intermediate subsidiaries.
20  Held through intermediate subsidiaries.
21  Partially held by another direct subsidiary of ML&Co.
22  Partially held by another direct subsidiary of ML&Co.
23  Partially held by another direct subsidiary of ML&Co.
24  Partially held by another indirect subsidiary of ML&Co.